Exhibit 10.3

AMENDMENT NO. 3
TO
RELMADA THERAPEUTICS, INC. 2014 STOCK OPTION AND
EQUITY INCENTIVE PLAN, AS AMENDED

Pursuant to Section 9(a) of the 2014 Stock Option and Equity Incentive Plan, as amended (the “Plan”) of Relmada Therapeutics, Inc. (the “Company”), the Board of Directors of the Company has duly adopted a resolution, conditioned upon approval by the stockholders of the Company, approving this Amendment No. 3 to the Plan to increase the total number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan as follows:

1.        Section 4(a)(i) of the Plan is hereby amended to read in its entirety as follows:

“CALCULATION OF NUMBER OF SHARES AVAILABLE. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan is 6,611,768 Shares of Common Stock, and the maximum aggregate number of Shares available for issuance as Incentive Stock Options is the same. The Shares may be authorized, but unissued, or reacquired Common Stock. If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

2.        All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

3.        A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 3 was considered, has duly approved this Amendment No. 3 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 3 to the Plan is made effective this 12th day of May, 2018.

RELMADA THERAPEUTICS, INC.

By:	/s/ Sergio Traversa
Name:	Sergio Traversa
Title:	Chief Executive Officer